Exhibit 23.2(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Registration Statement Amendment No. 1 to Form S-1, of our report dated March 20, 2008, relating to the financial statements of United States 12 Month Oil Fund, LP as of December 31, 2007 and for the period then ended, and to the reference to our Firm as “Experts” in the Prospectus.

/s/ SPICER JEFFRIES LLP

Greenwood Village, Colorado
April 14, 2008